U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                                  JUNE 28, 2000
                ------------------------------------------------
                Date of Report (date of earliest event reported)





                              SAN HOLDINGS, INC.
              -----------------------------------------------------
              Exact Name of Registrant as Specified in its Charter




          Colorado                   0-16423             84-0907969
---------------------------      ---------------    ----------------------
State or Other Jurisdiction      Commission File    IRS Employer Identifi-
     of Incorporation                Number             cation Number





       900 West Castleton Road, Suite 100, Castle Rock, Colorado 80104
       ---------------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (303) 297-9656
            --------------------------------------------------
            Registrant's Telephone Number, Including Area Code

ITEM 5.  OTHER EVENTS.

     In accordance with the provisions of the agreement with Value Technology, Inc. the Company issued an additional 28,750 shares of common stock to the former shareholders of Value Technology, Inc. during December 2000 because the price of the Company's common stock was less than $15.00 during the last 20 days of December.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements for Value Technology, Inc. for the year ended December 31, 1999, and the six months ended June 30, 2000, are filed herewith.

                                     INDEX
                                                                    Page

1)  AUDITED FINANCIAL STATEMENTS OF STORAGE AREA NETWORKS

    Independent Auditor's Report .................................  F-1
    Financial Statements:
     Statement of Financial Condition ............................  F-2
     Statement of Operations and Undistributed Earnings ..........  F-3
     Statement of Cash Flows .....................................  F-4
     Notes to Financial Statements ...............................  F-5

     (b) PRO FORMA FINANCIAL INFORMATION. Unaudited Pro Forma Income Statements for SAN Holdings, Inc. and Value Technologies, Inc. for the year ended December 31, 1999, and the six months ended June 30, 2000, are filed herewith on pages F-6 through F-9.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  SAN HOLDINGS, INC.



Dated: February 19, 2001          By:/s/ Catherine Shrode
                                     Catherine Shrode,
                                     Chief Financial Officer

                    KOPPELMAN, EGLOW, FRANCIS & WIENER, P.C.
                          A PROFESSIONAL CORPORATION

                        100 Davidson Avenue, Suite 207
                         Somerset, New Jersey  08873
                              tel 732 805-4040
                              fax 732 805-4020

Mark P. Francis, CPA/PFS                            Bennett Koppelman, CPA
Barry H. Wiener, CPA                                   Alvin S. Eglow, CPA


September 15, 2000

Value Technology, Inc.
7100 East Arapahoe Road - Suite 250
Englewood, CO  80112

Gentlemen:

     We have audited the accompanying Statement of Financial Condition of Value Technology, Inc. as of June 30, 2000 and December 31, 1999, and the related Statements of Operations and Retained Earnings and Cash Flows for the six months and year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Value
Technologies, Inc. as of June 30, 2000 and December 31, 1999 respectively, and the results of operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.

Respectfully submitted,

/s/ Koppelman, Eglow,, Francis & Wiener, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

                            VALUE TECHNOLOGY, INC.
                       STATEMENT OF FINANCIAL CONDITION
                  AS AT JUNE 30, 2000 AND DECEMBER 31, 1999

                                   ASSETS

                                                June 30,     Dec 31,
                                                  2000         1999
                                                --------     --------

CURRENT ASSETS
  Cash                                          $ 11,094     $  1,603
  Accounts receivable                             58,660      137,306
  Advances                                          -         170,252
  Prepaid Expenses                                 1,559         -
                                                --------     --------
     Total Current Assets                         71,313      309,161

Computers & Equipment                              8,432        8,432
  Less:  Accumulated Depreciation                 (3,372)      (1,686)
                                                --------     --------
                                                   5,060        6,746

Due from Shareholder                              15,571         -
                                                --------     --------
     Total Assets                               $ 91,944     $315,907
                                                ========     ========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                              $ 57,708     $291,259
  Taxes Payable                                   24,236        7,902
                                                --------     --------
     Total Current Liabilities                    81,944      299,161

Shareholders' Equity
  Common Stock                                    10,000       10,000
  Retained Earnings                                 -           6,746
                                                --------     --------
     Total Shareholders' Equity                   10,000       16,746
                                                --------     --------

     Total Liabilities & Shareholders' Equity   $ 91,944     $315,907
                                                ========     ========










              See Accountants' Letter and Accompanying Notes

                            VALUE TECHNOLOGY, INC.
             STATEMENT OF OPERATIONS AND UNDISTRIBUTED EARNINGS
       SIX MONTHS ENDED JUNE 30, 2000 AND YEAR ENDED DECEMBER 31, 1999

                                             Six Months       Year
                                               Ended          Ended
                                              6/30/00        12/31/99
                                             ----------     ----------

Sales                                        $1,692,418     $4,135,273

Cost of Sales                                 1,314,531      3,767,764
                                             ----------     ----------
     Gross Income                               377,887        367,509

Expenses
  Rent                                            5,334          5,533
  Depreciation                                    1,686          1,686
  Salaries                                      127,077         52,000
  Selling & Administrative                       85,032         59,132
                                             ----------     ----------
     Total Expenses                             219,129        118,351
                                             ----------     ----------
Income from Operations                          158,758        249,158

Other Income (Expense)
  Interest & Realized Gains                      24,678          6,475
                                             ----------     ----------
  Net Income                                    183,436        255,633

Retained Earnings - Beginning of Period           6,746           -

  Distribution to Shareholders                 (190,182)      (248,887)
                                             ----------     ----------
  Retained Earnings - End of Period          $     -        $    6,746
                                             ==========     ==========



















              See Accountants' Letter and Accompanying Notes

                            VALUE TECHNOLOGY, INC.
                           STATEMENT OF CASH FLOWS
       SIX MONTHS ENDED JUNE 30, 2000 AND YEAR ENDED DECEMBER 31, 1999

                                                Six Months       Year
                                                  Ended          Ended
                                                 6/30/00        12/31/99
                                                ----------     ----------

Cash Flows From Operating Activities
  Net Income                                    $  183,436     $  255,633
  Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating Activities:
    Depreciation                                     1,686          1,686
    Changes in:
     Accounts Receivable & Advances                248,898       (307,558)
     Accounts Payable                             (233,551)       291,259
     Taxes Payable                                  16,334          7,902
     Prepaid Expenses                               (1,559)          -
                                                ----------     ----------
  Net Cash Provided by Operating Activities        215,244        248,922

Cash Flows From Investing Activities
  Purchase of Computers & Equipment                   -            (8,432)

Cash Flows From Financing Activities
  Advances & Distribution to Shareholder          (205,753)      (248,887)
    Common Stock                                      -            10,000
                                                ----------     ----------
  Net Cash Used in Financing Activities           (205,753)      (238,887)
                                                ----------     ----------

     Net Increase in Cash                            9,491          1,603

Cash at Beginning of Period                          1,603           -
                                                ----------     ----------

     Cash at End of Period                      $   11,094     $    1,603
                                                ==========     ==========
















              See Accountants' Letter and Accompanying Notes

                            VALUE TECHNOLOGY, INC.
                        NOTES TO FINANCIAL STATEMENTS
       SIX MONTHS ENDED JUNE 30, 2000 AND YEAR ENDED DECEMBER 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES BUSINESS ORGANIZATION

     The company was organized in 1999 under the corporate laws of the State of Colorado as a subchapter "S" Corporation. The company grants credits to its customers and is engaged in the business of providing hardware and software designed for data storage and data management.

NOTE 2 - USE OF ESTIMATES

     The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3 - DEPRECIATION

     Depreciation of computer and equipment are provided over the estimated useful lives of the respective assets, principally on the straight-line method.

NOTE 4 - INCOME TAXES

     The corporation is a subchapter "S" wherein the profits or losses are distributed to the shareholders who bear the tax consequences themselves, rather than the corporation.

                         UNAUDITED PRO FORMA INFORMATION



On June 28, 2000, SAN Holdings Inc. (SAN) closed an agreement and plan of merger to acquire certain of the assets of and all of the operations of Value Technology, Inc. (Value Tech) in exchange for 115,000 shares of SAN no par value common stock and $130,000 in cash. The Company issued an aggregate of an additional 28,750 shares to the former shareholder and employees of Value Tech in accordance with the original purchase agreement because the average closing bid price for the Company's common stock was less than $15 during the 20 days prior to December 31, 2000,

After the exchange Value Tech shareholders own approximately 1.4% of the outstanding common stock of SAN.

Value Tech is a high quality services company serving primarily the data storage management needs of major securities firms on Wall Street in New York City.

The following unaudited pro forma combined income statements assume the exchange occurred at the beginning of the periods presented, using the assumptions described in the accompanying notes. The combination is recorded as the purchase of Value Tech by SAN. The previous pro forma combined column represents the pro forma combined income statements of SAN (formerly Citadel Environmental Group, Inc.) for the year ended December 31, 1999, Storage Area Networks for the year ended November 30, 1999 and CoComp, Inc. for the year ended December 31, 1999.

The unaudited pro forma combined financial statements do not purport to be indicative of the results that would actually have been obtained if the combinations had been in effect on the dates indicated, or that may be obtained in the future. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of SAN Holdings, Inc., Storage Area Networks, and CoComp, Inc., together with the related notes thereto.

                               SAN HOLDINGS, INC.
                  (formerly Citadel Environmental Group, Inc.)
                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                      For the year ended December 31, 1999
                                 (In Thousands)


                                  Previous     Value
                                  pro forma  Technology                Pro forma
                                  combined   historical   Adjustments   combined
                                  ---------  ----------   -----------  ---------

Revenues                           $21,627    $ 4,135          $   -   $ 25,762

Cost of revenues                    17,807      3,768              -     21,575
                                   -------    -------          -----   --------

   Gross profit                      3,820        367              -      4,187

Operating expenses                   3,748        118   A         43      3,909
                                   -------    -------          -----   --------

   Income (loss) from operations        72        249            (43)       278

Other income (expense)                 (16)         7   B        (12)       (21)
                                   -------    -------          -----   --------

Income before income taxes              56        256            (55)       257

Provision for income taxes (Note 4)     13          -   C         75         88
                                   -------   --------          -----   --------

Income before extraordinary item        43        256           (130)       169

Extraordinary item, net of tax         544          -              -        544
                                   -------   --------          -----   --------

   Net income                      $   587   $    256          $(130)   $   713
                                   =======   ========          =====    =======

Basic earnings per common share:
   Income before extraordinary item                                        0.04

   Extraordinary item                                                      0.11
                                                                         ------
   Net income                                                            $ 0.15
                                                                         ======

Diluted earnings per common share:
   Income before extraordinary item                                        0.04

   Extraordinary item                                                      0.11
                                                                         ------
   Net income                                                            $ 0.15
                                                                         ======
   *  Less than $.01 per share

                See accompanying notes to pro forma statements.

                               SAN HOLDINGS, INC.
                  (formerly Citadel Environmental Group, Inc.)
                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                     For the six months ended June 30, 2000
                                 (In Thousands)

                                   SAN         Value
                                 Holdings    Technology               Pro forma
                                historical   historical  Adjustments   combined
                                ----------   ----------  -----------  ---------

Revenues                          $7,280     $1,692           $  -     $8,972

Cost of revenues                   5,447      1,314              -      6,761
                                  ------     ------           ----     ------

   Gross profit                    1,833        378              -      2,211

Operating expenses                 1,679        219   A         22      1,920
                                  ------     ------           ----     ------

   Income (loss) from operations     154        159            (22)       291

Other income (expense)                33         24   B         (6)        51
                                  ------     ------           ----    -------

Income before income taxes           187        183            (28)       342

Provision for income taxes (Note 4)   70          -   C         58          -
                                 -------     ------           ----    -------

   Net income                    $   117     $  183           $(86)   $   342
                                 =======     ======           ====    =======


Basic earnings per common share                                       $  0.05
                                                                      =======
Diluted earnings per common share                                     $  0.04
                                                                      =======

   *  Less than $.01 per share













                See accompanying notes to pro forma statements.

            NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS



The pro forma adjustments assume the purchase business combination of Value Tech by SAN occurred at the beginning of the periods presented. The purchase price of Value Tech consisted of $130,000 of cash, 115,000 shares of SAN no par value common stock (valued at $402,500), commissions of $166,000 plus the contingent consideration of 28,750 shares of SAN no par value common stock (valued at $100,625). The assets acquired consisted of equipment of $1,900 and goodwill of $645,225.

The following is a summary of the adjustments required based upon the above assumptions.

A.    Record amortization of goodwill

B. Reduce interest income due to reduced funds available after payment of cash expenses of the acquisition.

C. Record an income tax provision on the Value Tech operations assuming no "S" corporation election was in effect.